UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005 (March 30, 2005)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive
Midland, Texas 79705
(Address of Principal Executive Offices and Zip Code)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2005, Key Energy Services, Inc., a Maryland corporation (the “Company”) entered into a Third Modification of Waiver and Fourth Amendment to Fourth Amended and Restated Credit Agreement (the “Modification”) by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, JPMorgan Chase Bank, N.A. and Comerica Bank, as the Co-Documentation Agents. On March 30, 2005, the Company issued a press release announcing the execution of the Modification, a copy of the Modification and press release are attached to this Current Report on Form 8-K as Exhibits 10.1 and 99.1, respectively, and incorporated by reference.

The Company, the Guarantors, the Lenders, the Administrative Agent and the other parties to the Modification are parties to that certain Fourth Amended and Restated Credit Agreement dated as of June 7, 1997, as amended and restated through November 10, 2003, and as amended by that certain Waiver and First Amendment to Credit Agreement dated as of April 5, 2004, that certain Modification of Waiver and Second Amendment to Credit Agreement dated as of August 31, 2004  and that certain Second Modification of Waiver and Third Amendment to Credit Agreement dated as of December 17, 2004  (the “Credit Agreement”).

The Modification provides that the date by which the Company must deliver audited financial statements for 2003 is April 30, 2005.  Pursuant to the terms of the Modification, the lenders also agreed to extend until June 30, 2005 the date by which the Company must deliver quarterly financial statements and audited financial statements for 2004 and extend until August 31, 2005 the date by which the Company must deliver quarterly financial statements for the quarters ended March 31, 2005 and June 30, 2005.

The terms of the Modification, also permanently reduced the revolving credit facility to $150 million from $175 million.   The Company will pay waiver fees of approximately $375,000 to the lenders and an administrative fee to the administrative agent in consideration of the amendment.

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2005, the New York Stock Exchange (the “NYSE”) announced its intent to suspend trading in the Company’s common stock, par value $.10 per share, prior to the opening of trading on Friday, April 8, 2005 due to the Company’s failure to satisfy the NYSE’s rule 203 due to filing delinquency of financial statements with the Securities and Exchange Commission (the “SEC”).  Application by the NYSE to the SEC to delist the Company’s common stock is pending the completion of applicable procedures, including any appeal by the Company of the NYSE’s staff decision.  The Company does not intend to appeal.

The Company has been unable to complete the current financial statement filing requirements with the SEC due to the previously announced restatement of its results, including the Annual Report on Form 10-K for the period ended December 31, 2003.  A copy of the Company’s press release announcing the suspension of its shares is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference.

The Company has taken action to try to be quoted on the Pink Sheets Electronic Quotation Service following the suspension.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

10.1         Third Modification of Waiver and Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of March 30, 2005 by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

99.1         Press Release dated March 30, 2005 announcing amendment to credit facility.

99.2         Press Release dated April 1, 2005 announcing suspension of shares on NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2005	KEY ENERGY SERVICES, INC.

	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.             Exhibit

10.1         Third Modification of Waiver and Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of March 30, 2005 by and among the Company, each of the Guarantors (as defined in the Credit Agreement), the Lenders (as defined in the Credit Agreement), PNC Bank, National Association, as Administrative Agent, PNC Capital Markets, Inc., and Wells Fargo Bank, National Association (successor-by-merger to Wells Fargo Bank Texas, National Association), as the Co-Lead Arrangers, and Calyon New York Branch (successor by merger to Credit Lyonnais New York Branch), as the Syndication Agent, Bank One, NA and Comerica Bank One, NA and Comerica Bank, as the Co-Documentation Agents.

99.1         Press Release dated March 30, 2005 announcing amendment to credit facility.

99.2         Press Release dated April 1, 2005 announcing suspension of shares on NYSE.